BẢN DỊCH

| THE STATE BANK OF VIETNAM | SOCIALIST REPUBLIC OF VIET NAM<br>Independence - Freedom - Happiness |
|---|---|
| No. 10274/NHNN-QLNH<br>About gold export | *Hanoi, December 31, 2010* |

Respectfully addressed to: Bong Mieu Gold Mining Limited Company

Answer the request of Bong Mieu Gold Mining Limited Company at the application for raw materials gold export Number 414-10/PSGC dated December 16, 2010, The State Bank of Vietnam has the following opinions:

1. Agree with Bong Mieu Gold Mining Limited Company on exporting 500kg (Five hundred kilogram) of ingot gold as raw material (gold content from 60.00% to 99.99%) in 2011 mined by the company for refining and selling in foreign countries.

2. Bong Mieu Gold Mining Limited Company only export the correct type of gold mined by the company mentioned at point 1 of this document and must comply with the regulations on the management of import - export gold and related current others.

This document is valid until the end of the date of December 31, 2011.

***Recipients:***
- As above;
- Deputy Governor Nguyen Van Binh (to report);
- Director of Foreign Exchange Management (to report);
- General Department of Customs;
- State Bank branch in Da Nang

**BY ORDER OF THE GOVERNOR**
**FOR DIRECTOR OF FOREIGN EXCHANGE MANAGEMENT**
**DEPUTY DIRECTOR**
(signed and sealed)
**Dao Xuan Tuan**

Tôi, Trần Thị Ngân, cộng tác viên của phòng Tư pháp quận Sơn Trà, chứng minh nhân dân số 201 255 432 cấp ngày 04 tháng 1 năm 1992 tại công an Quảng Nam Đà Nẵng; cam đoan đã dịch chính xác văn bản này từ tiếng Việt sang tiếng Anh.

I, the undersigned Tran Thi Ngan, a collaborator of Son Tra Justice Division, ID card No: 201 255 432 issued on January 04, 1992 by Quang Nam Da Nang Public Security Department, undertake to exactly translate into English from the content of the document attached in Vietnamese.

*Ngày 18 tháng 4 năm 2011/ April 18, 2011*
**Người dịch/ Translator**

**Trần Thị Ngân**

Chứng thực bà Trần Thị Ngân, CMND số 201 255 432 cấp ngày 04 tháng 1 năm 1992 tại công an Quảng Nam Đà Nẵng đã ký trước mặt tôi.

Certifying Mrs. Tran Thi Ngan - ID card No: 201 255 432 issued on January 04, 1992 by Quang Nam Da Nang Public Security Department - signed before me.

Số/No:......675...Quyển/Book:..64....SCT/CK
Son Tra ,Ngày/ Date........18-04-2011..

***Phòng Tư pháp Sơn Trà, TP Đà Nẵng***
***Son Tra Justice Division of Da Nang City***
**PHÓ TRƯỞNG PHÒNG**
**DEPUTY HEAD OF DIVISION**

PHÒNG TƯ PHÁP

NGUYỄN VĂN HẢI

| NGÂN HÀNG NHÀ NƯỚC<br>VIỆT NAM | CỘNG HOÀ XÃ HỘI CHỦ NGHĨA VIỆT NAM<br>**Độc lập - Tự do - Hạnh phúc** |
|---|---|
| Số: 10274/NHNN-QLNH<br>V/v xuất khẩu vàng | *Hà Nội, ngày 31 tháng 12 năm 2010* |

Kính gửi: Công ty TNHH Khai thác vàng Bồng Miêu

Trả lời đề nghị của Công ty TNHH Khai vàng Bồng Miêu tại đơn xin xuất khẩu vàng nguyên liệu số 414-10/PSGC ngày 16/12/2010, Ngân hàng Nhà nước Việt Nam có ý kiến như sau:

1. Đồng ý cho Công ty TNHH Khai thác vàng Bồng Miêu được xuất khẩu 500Kg (Năm trăm Kg) vàng nguyên liệu dưới dạng thỏi (hàm lượng vàng từ 60,00% đến 99,99%) trong năm 2011 do Công ty khai thác để tinh luyện và bán tại nước ngoài.

2. Công ty TNHH Khai thác vàng Bồng Miêu chỉ được xuất khẩu đúng loại vàng do Công ty khai thác ghi tại điểm 1 công văn này và phải thực hiện đúng các quy định về quản lý xuất nhập khẩu vàng và các quy định pháp luật hiện hành khác có liên quan.

Văn bản này có giá trị đến hết ngày 31/12/2011.

*Nơi nhận:*
-Như trên;
-PTĐ Nguyễn Văn Bình (để b/c);
-Vụ trưởng Vụ QLNH (để b/c);
-Tổng cục Hải quan
-NHNN CN Tp. Đà Nẵng
-Lưu: VP, QLNH.

**TL.THỐNG ĐỐC**
**KT.VỤ TRƯỞNG VỤ QUẢN LÝ NGOẠI HỐI**
**PHÓ VỤ TRƯỞNG**

NGÂN HÀNG NHÀ NƯỚC VIỆT NAM

**Đào Xuân Tuấn**

Đã cấp phiếu theo dõi trừ lùi.
gồm 10 tờ.

11. 01. 2011

HẢI QUAN T. QUẢNG NAM
HQ03-0001
NGUYỄN HỮU CHƯƠNG

BẢN DỊCH

| THE STATE BANK OF VIETNAM | SOCIALIST REPUBLIC OF VIET NAM<br>Independence - Freedom - Happiness |
|---|---|
| No. 10261/NHNN-QLNH<br>About gold export | *Hanoi, December 31, 2010* |

Respectfully addressed to: Phuoc Son Gold Limited Company

Answer the request of Phuoc Son Gold Limited Company at the application for raw materials gold export Number 311-10/PSGC dated December 16, 2010, The State Bank of Vietnam has the following opinions:

1. Agree with Phuoc Son Gold Limited Company on exporting 1400kg (one thousand four hundred kilogram) of ingot gold as raw material (gold content from 60.00% to 99.99%) in 2011 mined by the company for refining and selling in foreign countries.

2. Phuoc Son Gold Limited Company only export the correct type of gold mined by the company mentioned at point 1 of this document and must comply with the regulations on the management of import - export gold and related current others.

This document is valid until the end of the date of December 31, 2011.

***Recipients:***
- As above;
- Deputy Governor Nguyen Van Binh (to report);
- Director of Foreign Exchange Management (to report);
- General Department of Customs;
- State Bank branch in Da Nang

**BY ORDER OF THE GOVERNOR**
**FOR DIRECTOR OF FOREIGN EXCHANGE MANAGEMENT**
**DEPUTY DIRECTOR**
(signed and sealed)
**Dao Xuan Tuan**

Tôi, Trần Thị Ngân, cộng tác viên của phòng Tư pháp quận Sơn Trà, chứng minh nhân dân số 201 255 432 cấp ngày 04 tháng 1 năm 1992 tại công an Quảng Nam Đà Nẵng; cam đoan đã dịch chính xác văn bản này từ tiếng Việt sang tiếng Anh.

I, the undersigned Tran Thi Ngan, a collaborator of Son Tra Justice Division, ID card No: 201 255 432 issued on January 04, 1992 by Quang Nam Da Nang Public Security Department, undertake to exactly translate into English from the content of the document attached in Vietnamese.

*Ngày 18 tháng 4 năm 2011/ April 18, 2011*
**Người dịch/ Translator**

**Trần Thị Ngân**

Chứng thực bà Trần Thị Ngân, CMND số 201 255 432 cấp ngày 04 tháng 1 năm 1992 tại công an Quảng Nam Đà Nẵng đã ký trước mặt tôi.

Certifying Mrs. Tran Thi Ngan - ID card No: 201 255 432 issued on January 04, 1992 by Quang Nam Da Nang Public Security Department - signed before me.

Số/No:...674....Quyển/Book:.01....SCT/CK
Son Tra ,Ngày/ Date......18-04-2011.....

***Phòng Tư pháp Sơn Trà, TP Đà Nẵng***
***Son Tra Justice Division of Da Nang City***
**PHÓ TRƯỞNG PHÒNG**
**DEPUTY HEAD OF DIVISION**

PHÒNG TƯ PHÁP

NGUYỄN VĂN HẢI

NGÂN HÀNG NHÀ NƯỚC
VIỆT NAM

Số: 10261 /NHNN-QLNH
V/v xuất khẩu vàng

CỘNG HOÀ XÃ HỘI CHỦ NGHĨA VIỆT NAM
**Độc lập - Tự do - Hạnh phúc**

*Hà Nội, ngày 31 tháng 12 năm 2010*

Kính gửi: Công ty TNHH vàng Phước Sơn

Trả lời đề nghị của Công ty TNHH vàng Phước Sơn tại đơn xin xuất khẩu vàng nguyên liệu số 311-10/PSGC ngày 16/12/2010, Ngân hàng Nhà nước Việt Nam có ý kiến như sau:

1. Đồng ý cho Công ty TNHH vàng Phước Sơn được xuất khẩu 1400Kg (Một nghìn bốn trăm Kg) vàng nguyên liệu dưới dạng thỏi (hàm lượng vàng từ 60,00% đến 99,99%) trong năm 2011 do Công ty khai thác để tinh luyện và bán tại nước ngoài.

2. Công ty TNHH vàng Phước Sơn chỉ được xuất khẩu đúng loại vàng do Công ty khai thác ghi tại điểm 1 công văn này và phải thực hiện đúng các quy định về quản lý xuất nhập khẩu vàng và các quy định pháp luật hiện hành khác có liên quan.

Văn bản này có giá trị đến hết ngày 31/12/2011.

***Nơi nhận:***
- -Như trên;
- -PTĐ Nguyễn Văn Bình (để b/c);
- -Vụ trưởng Vụ QLNH (để b/c);
- -Tổng cục Hải quan
- -NHNN CN Tp. Đà Nẵng
- -Lưu: VP, QLNH.

**TL.THỐNG ĐỐC**
**KT.VỤ TRƯỞNG VỤ QUẢN LÝ NGOẠI HỐI**
**PHÓ VỤ TRƯỞNG**

**Đào Xuân Tuấn**